Exhibit 99.3

[TO BE PLACED ON HORIZON HEALTH LETTERHEAD]

June 15, 2005

Dear Horizon Health Corporation Stockholder,

On May 11, 2005, Horizon Health Corporation (“Horizon Health”) announced a two-for-one stock split to be effected in the form of a 100% stock dividend (the “Stock Split”). Horizon Health completed the Stock Split today by the distribution of one additional share of Horizon Health’s common stock, par value $.01 per share (“Common Stock”), for each share of Common Stock held by stockholders of record at the close of business on May 31, 2005. For every share of Common Stock you owned of record at the close of business on May 31, 2005, you now own one additional share of Common Stock.

Your new Horizon Health shares have been deposited in an account created for you by our transfer agent, American Stock Transfer & Trust Company (“AST&T”), using the Direct Registration System. AST&T has made a record of your additional shares which allows you to own the new shares without the need to hold an actual stock certificate. The enclosed Stock Distribution Statement shows the total number of Horizon Health shares of Common Stock registered in your account following the Stock Split, including both the original Horizon Health shares you currently hold of record in certificate form and your new Horizon Health shares in book-entry form. Please review your statement and keep it with the Horizon Health stock certificates that you currently hold.

The Direct Registration System allows Horizon Health to shorten transaction times and to make holding Horizon Health Common Stock more convenient for stockholders. You may buy, transfer, or sell shares without having to obtain or deliver the paper stock certificate. However, if you prefer to receive a paper certificate for your new Horizon Health shares instead of holding them through the Direct Registration System, you may request a certificate from AST&T at any time. Please refer to your Stock Distribution Statement for information on how to request a certificate.

PLEASE DO NOT DESTROY ANY HORIZON HEALTH STOCK CERTIFICATES THAT YOU CURRENTLY HOLD. These certificates remain valid for the number of shares shown and you should continue to safeguard them.

Horizon Health shares, whether in paper certificate form or on your Stock Distribution Statement, can be transferred or sold as usual at any time through the securities broker of your choice. All major brokerage firms in the United States have access to the Direct Registration System. You can also use AST&T to buy, transfer, or sell your shares without using a broker. However, AST&T charges a fee, just as a broker does. We recommend that you compare fees before choosing AST&T or any other securities broker to handle your transactions.

If you have any questions about the Stock Split or the Direct Registration System, please contact AST&T toll-free at (800) 937-5449 or, if you prefer, Horizon Health Stockholder Relations at (972) 420-8200.

Notice Regarding Rights Agreement: In accordance with the Rights Agreement dated as of February 6, 1997 (the “Initial Rights Agreement”), between Horizon Health Corporation (then named Horizon Mental Health Management, Inc.) and AST&T, as Rights Agent, as amended by the First Amendment to Rights Agreement dated as of April 22, 2005 (the “First Amendment” and, together with the Initial Rights Agreement, the “Rights Agreement”), between the Company and AST&T, each share of outstanding Common Stock (including the shares issued in connection with the Stock Split) will continue to be accompanied by one Common Stock purchase right (a “Right”). To reflect the Stock Split, effective June 15, 2005, the Exercise Price (as defined in the Rights Agreement) of each Right was adjusted from $83.33 to $41.665. In addition, certain other proportionate adjustments were made to the terms of the Rights pursuant to the Rights Agreement as a result of the Stock Split. The Initial Rights Agreement was filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 7, 1997 (File No. 000-22123). The First Amendment was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2005. Reference is made to the Rights Agreement for a more complete description of the terms of the Rights and the adjustments thereto made in connection with the Stock Split.

Sincerely,

John E. Pitts
Chief Financial Officer